<SEQUENCE>1
<FILENAME>imsfrom_s8.txt

    As filed with the Securities and Exchange Commission on February 02, 2007
                                                 Registration No.  333

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       INTERNATIONAL MONETARY SYSTEMS, LTD.
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

             Wisconsin                                         39-1924096
       (STATE OF INCORPORATION)                             (I.R.S. EMPLOYER
                                                           IDENTIFICATION NO.)

              16901 West Glendale Drive, New Berlin, Wisconsin 53151
                    (Address of Principal Executive Offices)
                         _______________________________

        International Monetary Systems, Ltd 2000 Incentive Stock Option Plan
                              (full title of Plan)

                               Donald F. Mardak
                           Chief Executive Officer
                          16901 West Glendale Drive
                         New Berlin, Wisconsin 53151
                     (Name and Address of Agent for Service)

                                 With a copy to:
                             Robert J. Philipp, Esq.
                                Kranitz & Philipp
                               1238 Twelfth Avenue
                            Grafton, Wisconsin 53024
                                 (262) 375-0625

                         CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

 Title of                                 Proposed        Proposed
Securities               Amount            Maximum         Maximum        Amount of
  to be                   to be         Offering Price    Aggregate     Registration
Registered           Registered(1)(2)    Per Share(3)     Price (3)        Fee (4)
_____________________________________________________________________________

Common Stock, par value
$0.00001 per share      416,000 Shares      $0.50         $208,000         $22.26
Common Stock
______________________________________________________________________________

     (1) This Registration Statement includes 2,000,000 shares to be registered under the International Monetary Systems, Ltd. 2000 Incentive Stock Option Plan ("Plan"). The number of shares of Common Stock is the maximum number of shares issuable upon the exercise of options or vesting or granting of other awards, which may be granted pursuant to the Plan. This Registration Statement also covers such additional number of shares of Common Stock as may become issuable as a result of any future adjustments in accordance with the terms of the Plan, and which result in an increase in the number of outstanding shares of Common Stock available for award thereunder.

     (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock to be offered or issued pursuant to terms of the Plan that provide for a change in the number of securities offered or issued as a result of a stock split, stock dividend or similar transaction.

     (3) Represents shares subject to options outstanding under the Plan, the exercise price for which is $0.50 per share.

     (4) The Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act, which states that the fee shall be "$107 per $1,000,000 of the maximum aggregate price at which such securities are proposed to be offered." The Amount of Registration Fee is therefore calculated by multiplying the Proposed Maximum Aggregate Offering Price by 0.000107.

                                     PART I
                          INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
                         INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by International Monetary Systems, Ltd. ("Registrant") are hereby incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Commission on April 14, 2006 and June 26, 2006 (amendment);
(b) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006, as filed with the Commission on May 15, 2006;
(c) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006, as filed with the Commission on August 14, 2006;
(d) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2006, as filed with the Commission on November 14, 2006;
(e) The Registrant's Current Reports on Form 8-K, as filed with the Commission on April 12, 2006, April 13, 2006, May 11, 2006, May 26, 2006, August 30, 2006,
September 29, 2006, November 22, 2006 and January 8, 2007, respectively;
(f) All other reports which the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in item (a) above; and
(g) The description of the Registrant's securities contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission pursuant to Section 12 of the Exchange Act on May 10, 1999, including any amendment or report filed for the purpose of updating such description.

   All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   Not applicable.

Item 6. Indemnification of Directors and Officers.

   In general, the Wisconsin Business Corporation Law provides that a corporation shall indemnify directors and officers for all reasonable expenses incurred in connection with the successful defense of actions arising in connection with their service as directors and officers of the corporation.
In other cases, the Wisconsin statute provides that the corporation shall indemnify a director or officer against liability unless the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct. In addition, the corporation may reimburse a director or officer for his expenses in defending against actions as they are incurred upon the director's or officer's written request accompanied by a written affirmation of his good faith belief that he has not breached or failed to perform his duties to the corporation and a written undertaking to repay amounts advanced if it is ultimately determined that indemnification is not required under the Wisconsin Business Corporation Law. A court of law may order that the corporation provide indemnification to a director or officer if the court finds that the director or officer is entitled thereto under the applicable statutory provision or is fairly and reasonably entitled thereto in view of all the relevant circumstances, whether or not such indemnification is required under the applicable statutory provision.

   The Wisconsin Business Corporation Law specifies various procedures pursuant to which a director or officer may establish his right to indemnification.

   Provided that it is not determined by or on behalf of the corporation that the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct, a Wisconsin corporation may provide additional rights to indemnification under its articles of incorporation or by-laws, by written agreement, by resolution of its board of directors or by a vote of the holders of a majority of its outstanding shares.

   The Registrant's By-laws provide for indemnification and advancement of expenses of directors and officers to the fullest extent provided by the Wisconsin Business Law. This provision is not exclusive of any other rights to indemnification or the advancement of expenses to which a director or officer may be entitled under any written agreement, resolution of directors, vote of shareholders, by law or otherwise.

Item 7. Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

   The exhibits filed herewith or incorporated herein by reference are set forth in the attached Index to Exhibits.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

   (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
      (ii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
      (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Berlin, State of Wisconsin, on this 29 day of January, 2007.

INTERNATIONAL MONETARY SYSTEMS, LTD.

By:  /s/ DONALD F. MARDAK
     -----------------------
         Donald F. Mardak
         Chief Executive Officer
         and President

                          SIGNATURES AND POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Donald F. Mardak, Chief Executive Officer, his true and lawful attorney-in-fact with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional Registration Statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

    Signature               Title                               Date

/s/ DONALD F. MARDAK        Chief Executive Officer (Principal  January 29, 2007
    ----------------------  Executive Officer), President
    Donald F. Mardak        and Chairman of the Board


/s/ DANNY W. WEIBLING       (Principal Financial Officer)       January 29, 2007
    ----------------------   and Treasurer
    Danny W. Weibling

/s/ JOHN E. STRABLEY, JR.     Executive Vice President          January 29, 2007
    -----------------------   and Director
    John E. Strabley, Jr.

/s/ DALE L. MARDAK            Senior Vice President             January 29, 2007
    -----------------------   and Director
    Dale L. Mardak

/s/ GERALD G. VAN DYN HOVEN   Director                          January 29, 2007
    -----------------------
    Gerald G. Van Dyn Hoven

/s/ WAYNE W. EMMER            Director                          January 29, 2007
    -----------------------
    Wayne W. Emmer

/s/ THOMAS DELACY             Director                          January 29, 2007
    -----------------------
    Thomas DeLacy

 4.1*   International Monetary Systems, Ltd. 2000 Incentive Stock Option Plan
 5.1*   Opinion of Kranitz & Philipp
23.1*   Consent of Kranitz & Philipp (included in Exhibit 5.1)
23.2* Consent of Webb & Company, P.A., Independent Registered Public Accounting Firm
23.3*   Consent of Smith & Gesteland, LLP, Independent Registered Public
        Accountants
24.1*   Power of Attorney (included on signature page hereof)


* Filed herewith.

                                                                     EXHIBIT 4.1


                        INTERNATIONAL MONETARY SYSTEMS, LTD.
                          2000 INCENTIVE STOCK OPTION PLAN


   1. Statement of Purpose. The purpose of this Incentive Stock Option Plan (the "Plan") is to benefit INTERNATIONAL MONETARY SYSTEMS, LTD. (the "Company") through the maintenance and development of its businesses by offering certain present and future key employees a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or it subsidiaries.

   2. Administration. The Plan shall be administered by the Stock Option Committee (the "Committee"), consisting of not less than three non-employee directors of the Company appointed by the Board of Directors. No non-employee members of the Committee shall be eligible to receive a grant of option pursuant to the plan. If no Committee shall be appointed, this Plan shall be administered by the Board of Directors, which Board shall be deemed the Committee for purposes of this Plan. The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan and, in its sole discretion, may grant options to officers, directors and employees who serve on the committee.

   3. Eligibility. Options shall be granted only to key employees of the Company and its subsidiaries, (including officers, and including directors of the Company and its subsidiaries who are also employees) and to other people-including prospective employees, owners of businesses that may be acquired, or investors in the company-selected initially and from time to time thereafter by the Committee on the basis of their importance to the business of the Company or its subsidiaries.

   4. Granting Options.   The Committee may grant options under which a
total of not in excess of 500,000 shares of the $.0001 par value Common Stock of the Company ("Company Stock") may be purchased from the Company, subject to adjustment as provided in Section 11. Options granted under the Plan are intended to be treated as incentive stock options as defined in
Section 422A of the Internal Revenue Code of 1986 (the "Code"). In the event that an option expires or is terminated or cancelled unexercised, such shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock. Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate an employee's employment at any time.

   5. Option Price. The option price shall be determined by the Committee and, subject to the provisions of Section 11 hereof, shall be not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. If one or more options are granted to an employee who, at the time of grant, owns more than ten percent (10%) of the total voting powers of all classes of stock of the Company or its subsidiaries, the option price shall be 110% of said fair market value.

           International Monetary Systems, Ltd. Option Plan  -  Page 2

   6. Duration of Options, Increment, and Extensions. Subject to the provisions of Section 8 hereof, each option shall be for a term of five years but may be increased by the Committee at the date of grant for a period of up to ten years. Each option shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and, with respect to each additional 25%, at the end of each twelve-month period thereafter during the succeeding three years provided, however, that the Committee may, at any time during the period in which any such outstanding option is not exercisable in full, accelerate the exercisability of such option subject to such terms as the Committee deems necessary and appropriate. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option
	period.

   7. Exercise of Option. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased. Any employee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the employee chooses, regardless of the order in which said options were granted. At the time of exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

   8. Termination of Relationship / Exercise Thereafter. In the event the relationship between the Company and a director, officer or other employee who is an optionee is terminated for any reason other than death, permanent disability or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. In the event of termination of said relationship because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), or retirement
(at age 65 or earlier as may be permitted by the Company), the option may be exercised to the extent the option was exercisable at the date of such death, permanent disability, or retirement by the optionee or, if he is not living, by his heirs, legatees, or legal representative, as the case may be, for a period of one (1) year after the date of death, permanent disability, or retirement, but in any event not later than ten years after the date the option was granted.

   9. Non-Transferability of Options. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and each option shall be exercisable during an optionee's lifetime only by him or her.

          International Monetary Systems, Ltd. Option Plan - Page 3

   10. Limitation on Amounts of Options Granted. The aggregate fair market value (determined as of the date of grant) of stock for which options become first exercisable shall not exceed one million dollars ($1,000,000.00) during any calendar year. No option may be granted hereunder if such option would first become exercisable during any year in violation of the foregoing limitation.

   11. Adjustment. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

   12. Termination and Amendment of Plan. This Plan shall terminate ten years from the effective date of the Plan, and an option shall not be granted under the Plan after that date. The Plan may at any time or from time to time be terminated, modified, or amended by the affirmative vote of a majority in interest of the voting stock of the Company. The Board of Directors may at any time and from time to time modify or amend the Plan in respects as it shall deem advisable in order that the options shall constitute "incentive stock o options" as defined in Section 422A of the Code or to conform to any change in law, or in any other respect, provided that: (a) any increase in the maximum number of shares for which options may be granted under the Plan generally or to directors of any change in the provisions relating to the determination of employees to whom options shall be granted must be approved by a majority vote of the stockholders within twelve months before or after the effective date of such increase or change; and (b) the Board of Directors shall not have authority to change (i) the option prices other than to change the manner of determining the fair market value of the Common Stock for the purpose of paragraph 5 hereof to conform with any then applicable provisions of the Code or regulations thereunder, or (ii) the periods during which options may be granted or exercised, or (iii) the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of any employee, affect his or her rights under an option theretofore granted to him or her.

   13. Effective Date. The Plan was adopted by the Board of Directors at a meeting held on Aril 5, 2000, and became effective on April 5, 2000, the date of adoption by the Board of Directors.

                                                                    EXHIBIT 5.1
[Letterhead of Kranitz & Philipp]

January 29, 2007
International Monetary Systems, Ltd.
16901 West Glendale Drive
New Berlin, Wisconsin 53152

        Re: Common Stock of International Monetary Systems, Ltd.

Gentlemen:

   We have acted as counsel to International Monetary Systems, Ltd.., a Wisconsin corporation ("Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission ("Commission" under the Securities Act of 1933, as amended ("Act"), of the Company's Registration Statement on Form S-8 ("Registration Statement"), in connection with the registration under the Act of 416,000 shares of the Company's
Common Stock, par value $0.0001 per share ("Shares"), reserved for issuance under the International Monetary Systems, Ltd. 2000 Incentive Stock Option Plan ("Plan").

   For purposes of this opinion, we have reviewed the Plan, and the Registration Statement and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

   Based on the foregoing, we are of the opinion that:

   1) the Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin; and

   2) when the following events shall have occurred:

      (a) the Registration Statement is filed, at which time it will become effective under the Act, pursuant to General Instruction D to Form S-8, and

      (b) the Shares shall have been paid for and issued in accordance with the terms of the Plan, the Shares thus sold will be legally issued, fully paid and non-assessable, except to the extent of liability, if any, imposed under Section 180.0622(2) of the Wisconsin Business Corporation Law for employee wages for a period not exceeding six months in the case of any employee.

   We are opining herein as to the effect on the subject transactions only of the Business Corporation Law of the State of Wisconsin and the federal laws of the United States of America, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We are admitted to practice law in the State of Wisconsin, and we are familiar with the Business Corporation Law of the State of Wisconsin as currently in effect and have made such inquiries as we considered necessary to render our opinion. We assume no obligation to revise or supplement this opinion should such laws, or interpretations thereof, be changed.

   This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

                                               Very truly yours,

                                           /s/ KRANITZ & PHILIPP
                                               -----------------
                                               Kranitz & Philipp

                                                                   EXHIBIT 23.2






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2000 Incentive Stock Option Plan of International Monetary Systems, Ltd. and subsidiary of our report dated March 31, 2006, except for note 2 as to which the date is June 15, 2006, with respect to the consolidated financial statements of International Monetary Systems, Ltd. and subsidiary included in its annual report
(Form 10-KSB/A) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.




/s/ WEBB & COMPANY, P.A.
    --------------------
    Webb & Company, P.A.

Certified Public Accountants

January 31, 2007

                                                                   EXHIBIT 23.3


[Letterhead of Smith & Gesteland, LLP]



CONSENT OF SMITH & GESTELAND, LLP
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We consent to the incorporation by reference into this Registration Statement on Form S-8 of International Monetary Systems, Ltd. of our report, dated February 16, 2005, on the consolidated balance sheets of International Monetary Systems, Ltd. and subsidiaries, as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholder equity, and cash flows for each of the two years in the period ended December 31, 2004.


                                            /s/ SMITH & GESTELAND, LLP
                                                ----------------------
                                                SMITH & GESTELAND, LLP
Madison, Wisconsin
January 29, 2007